SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 11, 2008
Commercial Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-27894	34-1787239

(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 294-5781

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Signatures

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Lee M. Sisler, 58, has been appointed to serve as a Class I Director of Commercial Bancshares, Inc. (the “Company”) and of The Commercial Savings Bank (the “Bank”). This appointment fills a vacancy that was recently created by the retirement of a Class I director. Mr. Sisler will begin his duties as a director on February 12, 2009. Pursuant to the Company’s Code of Regulations, Mr. Sisler will serve out the current term of Class I Directors and will stand for election at the Company’s annual meeting in 2010.
     Mr. Sisler, who is a resident of Marion, Ohio, graduated from Marion Harding High School and from DePauw University, receiving a B.A. in International Economics. Mr. Sisler is President of Sisler and Associates, a Manufacturer’s Representative Organization that sells to the Appliance and HVAC Industries globally.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Bancshares, Inc. (Registrant)
Date December 17, 2008	/s/ David J. Browne
David J. Browne
Corporate Secretary